THIRD AMENDMENT

TO

LOAN AGREEMENT

This THIRD AMENDMENT (this “Amendment”), dated as of June 30, 2005 (the “Third Amendment Date”) by and among FIRST ALBANY COMPANIES INC., a New York corporation, with its principal office and place of business as of the date hereof at 677 Broadway, Albany, New York 12207 (the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, with an office for the transaction of business as of the date hereof at 66 South Pearl Street, Albany, New York, 12207 (“Bank”) to the Loan Agreement RE: $20,000,000.00 TERM LOAN, by and among Borrower and Bank (the “February Credit Agreement”), as amended by that certain First Amendment dated as of May 14, 2004 by and between the Borrower and the Bank (the “First Amendment”) and as further amended by that certain Second Amendment dated as of November 2, 2004 by and between the Borrower and the Bank (the “Second Amendment”; and the February Credit Agreement as amended by the First Amendment and the Second Amendment collectively the “Original Agreement”).  Borrower and Bank are referred to individually in this Amendment as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties entered into the Original Agreement, pursuant to which, among other things, the Bank agreed to provide a $20,000,000.00 Term Loan to Borrower in order to provide financing to the Borrower for the acquisition of all of the issued and outstanding shares of stock of Descap Securities, Inc. (“DesCap”);

WHEREAS, the Parties desire to amend the Original Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1

Original Agreement Definitions.  All capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Original Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Original Agreement, the definitions contained herein shall prevail.

ARTICLE II

AMENDMENTS TO ORIGINAL AGREEMENT AND CONSENT

2.1

Deletion of 5.04(a). Effective as of the Third Amendment Date, Section 5.04(a) of the Original Agreement is hereby deleted in its entirety.

2.2

Modification of 5.04(b).  Effective as of the Third Amendment Date for the period ending June 30, 2005 and for all periods thereafter, Section 5.04(b) of the Original Agreement is deleted in its entirety and the following inserted in lieu thereof:

 (b)  Operating Cash-Flow to Total Fixed Charge Ratio.  Maintain a ratio of operating cash flow to total fixed charges of not less than 1.15 to 1.00 as at the end of each fiscal quarter based on the preceding trailing twelve month period.  Operating Cash Flow is defined as (i) net income (ii) less investment gains (losses) (iii) plus proceeds from the sale of Investments consistent with GAAP, (iv) less any other non-recurring income, (v) plus interest expense (excluding interest expense in respect of Short Term Line Financing secured by marketable securities) (vi) plus depreciation (vii) plus amortization, (viii) plus Lease Expense, (ix) plus charges incurred in connection with Lease and Leasehold abandonments, (x) less Cash Dividends paid after March 31, 2005, (xi) less Income Tax Benefit , and (xii) plus income tax expense to the extent it does not result in a required tax payment (xiii) less results related to and charges taken by the Borrower against income for discontinued operations of the Borrower in the amount of $7,292,000.00 for the period ending June 30, 2005; $2,766,000.00 for the period ending September 30, 2005; $1,500,000.00 for the period ending December 31, 2005, and $1,500,000.00 for the period ending March 31, 2006.  Amortization is defined as (i) the amount of any expense(s) required to be recognized by the Borrower, in accordance with GAAP for any period and reflected in the Borrower’s financial statement for such period, for (a) the Borrower’s Intangible Assets, (b) the Borrower’s issuance of (1) any restricted stock, (2) notes, (3) warrants and/or (4) stock to match 401K contribution obligations, (c) cost incurred in the issuance of any options, (ii) less charges taken by the Borrower against income for a given period for discontinued operation of the Borrower.  Total fixed charges are defined as Interest Expense (excluding interest expense in respect of Short Term Line Financing secured by marketable securities), plus Lease Expense plus current maturities on Long Term Debt/current maturities on long term Capital Leases plus maintenance CAPEX.  Maintenance CAPEX is defined as CAPEX without a corresponding debt or lease financing commitment for the twelve month period under consideration.

2.3

Modification of 5.04(c).

Effective as of the Third Amendment Date but retroactive to March 30, 2005, Section 5.04(c) of the Original Agreement is deleted in its entirety and the following inserted in lieu thereof:

(c)  Modified Total Funded Debt to EBITDAR Ratio.  Maintain a modified total Funded Indebtedness to EBITDAR ratio of (i) less than 2.00 to 1.00 as of the end of each fiscal quarter based on the preceding trailing twelve month (12) period for the periods ending March 30, 2005, June 30, 2005, September 30,2005,December 31, 2005, and March 31, 2006 and (iii) less than 1.75 to 1.00 as at the end of all other fiscal quarters based on the preceding trailing twelve (12) month periods.  Modified total Funded Indebtedness is defined as Funded Indebtedness less Short Term Line Financing secured by marketable securities. For purposes of this subsection 5.04(c), (i) EBITDAR is defined as (i) earnings before (a) interest,(b)  taxes (including, but not limited to, the provision for taxes related to discontinued operations), (c) depreciation, (d) amortization, (e) Lease Expense and (f) charges incurred in connection with Lease and Leasehold abandonment, (ii) less investment gains (losses) , (iii) plus realized gains, (iv) less realized losses (iv) plus (a) $7,292,000 for the period ending June 30, 2005, (b)  $2,766,000 for the period ending September 30, 2005, (c) $1,500,000.00 for the period ending December 31, 2005 and (d) $1,500,000 for the period ending March 31, 2006. For purposes of calculating realized gains or losses on the Borrower’s investments, realized gains and losses are defined as gross proceeds from the sale of the investment less the Borrower’s cash basis in the investment.    Amortization is defined as (a) the amount of any expense(s) required to be recognized by the Borrower, in accordance with GAAP for any period and reflected in the Borrower’s financial statement for such period, for (1) the Borrower’s Intangible Assets, (2) the Borrower’s issuance of (A) any restricted stock , (B) notes, (C) warrants and/or (D) stock to match 401K contribution obligations, (3) cost incurred in the issuance of any options, (b) less charges taken by the Borrower against income for a given period for discontinued operation of the Borrower.

.

2.4

Limitations on Amendment/Modification.

For avoidance of doubt, the final two paragraphs, set forth in Article V, being the paragraphs commencing, respectively, with the phrases “Notwithstanding anything to the contrary.” and “The Borrower’s compliance” are not modified and/or amended by the amendments/modifications set forth in this Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to and agrees with the Bank as follows:

3.1

Representations and Warranties in the Original Agreement.  The representations and warranties of the Borrower contained in the Original Agreement are true, correct and complete in all material respects as of the Third Amendment Date, as if made on the Third Amendment Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) provided, however, that the representations and warranties contained in Sections 4.01(k), (m), (n) and (p) are true, correct and complete to the best of Borrower’s knowledge as of the Third Amendment Date; and provided further, that Exhibits 1, 2 and 3 attached hereto shall be deemed for all purposes of this Amendment and of the Original Agreement as amended hereby to have modified and supplemented Exhibits B, C and D, respectively, of the Original Agreement.

3.2

Authority, Etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under this Amendment and the Original Agreement (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings by the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Borrower.

3.3

Enforceability of Obligations.  This Amendment and the Original Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforcement of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcing of creditors’ rights generally.

3.4

No Default.  After giving effect to this Amendment, no condition or event has occurred or exists which constitutes or which, after notice or lapse of time, or both, would constitute under the Original Agreement or the Note.

3.5

Control.  This Amendment is not the result of any advice from or by the Bank or the attorneys for the Bank and the attorneys for the Bank will not be responsible for any acts, omissions or decision of the Borrower.

3.6

No Offsets or Counterclaims.  The Borrower, as of the date hereof, has no defenses, counterclaims, offsets, cross complaints, claims or demands of any nature whatsoever which can be asserted to reduce or eliminate all or any part of the Borrower’s liability to repay the amount due with respect to the Term Loan, the Original Agreement and/or any of the other Loan Documents, or to seek relief for damages of any type from the Bank.

3.7

Ratification.  Except as otherwise provided herein, all of the terms, covenants, conditions and provisions contained in the Original Agreement and in all other Loan Documents are hereby ratified, confirmed and restated in all respects and shall remain in full force and effect.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is conditioned upon satisfaction or waiver of the following conditions precedent on or before the Third Amendment Date:

4.1

Amendment. The Bank shall have received this Amendment, executed and delivered by all the Parties.

4.2

Certificate(s).  The Bank shall have received, a Borrower Closing Date Certificate, dated as of the Third Amendment Date and duly executed and delivered by an authorized officer of the Borrower, in which certificate the Borrower shall represent and warrant as of the Third Amendment Date to such matters as the Bank may request.

4.3

Fees, Expenses, etc.  The Bank shall have received all fees and expenses incurred by the Bank in connection herewith and/or otherwise incurred in connection with the Term Loan.

ARTICLE V

MISCELLANEOUS

5.1

Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Original Agreement.  The Parties expressly do not intend to extinguish the Original Agreement. Instead, it is the express intention of the Parties to reaffirm the indebtedness created under the Original Agreement (including, without limitation, the Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Original Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect. Except as herein amended, the Original Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Original Agreement and in this Amendment shall survive the execution and delivery of this Amendment.

5.2

References.  Any reference to the Original Agreement contained in any notice, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

5.3

Headings/Counterparts.  The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.   This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

5.4

GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREAUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.5

Acknowledgments.  The Borrower hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)

the Bank has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Bank, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Borrower and the Banks.

5.6

Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.7

Expenses.  Upon the execution hereof the Borrower will pay to or as directed by the Bank the fees and disbursements of their respective counsel in connection with this Amendment.

5.8

Loan Document.  This Amendment shall constitute one of the Loan Document(s) under the Original Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

FIRST ALBANY COMPANIES INC.

By: /S/STEVEN R. JENKINS

Name:  Steven R. Jenkins

Title:    Chief Financial Officer

KEY BANK NATIONAL ASSOCIATION

By: /S/RICHARD C. VanAUKEN

Name:  Richard C. VanAuken

Title:    Senior Vice President – Commercial Banking

0243.277\ThirdAmendment.080805

EXHIBIT 1

SUBSIDIARIES AND OWNERSHIP OF SUBSIDIARY STOCK
Company Name	State of Incorporation	Capital Stock Authorized	Shares Outstanding	Percentage of Outstanding Shares	Shares Covered by Options
First Albany Capital Inc.	New York	5,000,000	100.002%		0
FA Asset Management	New York	20,000	20,000	100%	0
First Albany Enterprise Funding Inc.	Delaware	1,000	0	0	0
FA Technology Ventures Corporation	Delaware	1,000	0	0	0
FAC Management Corporation	New York	1,000	0	0	0
Descap Securities Inc.	New York	1,000,000	0	0	0

EXHIBIT 2

UNIFORM SUBMISSION AGREEMENT

NASD Dispute Resolution

In the Matter of the Arbitration Between

Claimant seeks $8,000,000

plus certain fees.

Name of Claimant(s)

Arthur Thomas Murphy, Jr.

05-02173

Name of Respondent(s)

First Albany Capital, Inc.

Alan Paul Goldberg

George Cooley McNamee

EXHIBIT 3

INDEBTEDNESS

	Maximum	Outstanding at
	Amount	June 30, 2005
Debt

Short-term secured credit facilities	$300,000,000	$149,150,000

Due from Clearing Broker (ST secured credit facilities - Descap)		26,781,436

M&T Bank		475,000

Senior Notes		9,402,350

KeyBank		18,095,238

Other Note Payable		66,022

Capital lease obligations (Present Value)		4,473,472

Subordinated Debt		5,307,000

Letter of Credit Commitments		2,100,000

Existing Capital Commitments

Capital Commitments as of June 30, 2005:

FA Technology Ventures L.P.		$9,900,000

Parallel investments with FA Technology Ventures, L.P.		7,300,000